EXHIBIT 23.6


                   [Miller & Chevalier, Chartered letterhead]


                                                  October 6, 1998

Freeport-McMoRan Sulphur Inc.
1615 Poydras Street
New Orleans, LA  70112

                  RE:      Amendment No. 1 to Registration Statement on Form S-4
                             McMoRan Exploration Co.

Ladies and Gentlemen:

         We consent to the reference to us in the prospectus forming a part of the captioned Registration Statement under the captions "The Mergers -- Federal Income Tax Consequences of the Mergers" and "Legal Matters" as tax counsel to Freeport-McMoRan Sulphur Inc. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission.

                                          Yours very truly,

                                          Miller & Chevalier, Chartered


                                          By: /s/ Thomas W. Mahoney, Jr.
                                              -----------------------------
                                                  Thomas W. Mahoney, Jr.